Exhibit 99.1

onsemi Reports Third Quarter 2025 Results
Results exceed expectations

SCOTTSDALE, Ariz., – Nov. 3, 2025 – onsemi (the “Company”) (Nasdaq: ON) today announced its third quarter 2025 results with the following highlights:

•	Revenue of $1,550.9 million
•	GAAP gross margin of 37.9% and non-GAAP gross margin of 38.0%
•	GAAP operating margin of 17.0% and non-GAAP operating margin of 19.2%
•	GAAP diluted earnings per share and non-GAAP diluted earnings per share of $0.63
•	Cash from operations of $418.7 million
•	Free cash flow of $372.4 million grew 22% year-over-year to 24% of revenue
•	Year-to-date share repurchases of $925 million, approximately 100% of free cash flow

“Our third quarter results exceeded expectations, underscoring the strength of our strategy and the resilience of our business model. We’re seeing continued signs of stabilization across our core markets, as well as positive growth in AI,” said Hassane El-Khoury, President and CEO, onsemi. “As energy efficiency becomes a defining requirement for next-generation automotive, industrial, and AI platforms, we are expanding our offering to deliver system-level value that enables our customers to achieve more with less power.”

Selected financial results for the quarter are shown below with comparable periods (unaudited):
	GAAP			Non-GAAP
(Revenue and Net Income in millions)	Q3 2025	Q2 2025	Q3 2024	Q3 2025	Q2 2025	Q3 2024
Revenue	$1,550.9	$1,468.7	$1,761.9	$1,550.9	$1,468.7	$1,761.9
Gross Margin	37.9%	37.6%	45.4%	38.0%	37.6%	45.5%
Operating Margin	17.0%	13.2%	25.3%	19.2%	17.3%	28.2%
Net Income attributable to ON Semiconductor Corporation	$255.0	$170.3	$401.7	$256.3	$221.3	$423.8
Diluted Earnings Per Share	$0.63	$0.41	$0.93	$0.63	$0.53	$0.99

Revenue Summary
(in millions)
(Unaudited)

	Quarters Ended
Business Segment	Q3 2025	Q2 2025	Q3 2024	Sequential Change	Year-over- Year Change
PSG	$737.6	$698.2	$829.4	6%	(11	) %
AMG	583.3	555.9	653.7	5%	(11	) %
ISG	230.0	214.6	278.8	7%	(18	) %
Total	$1,550.9	$1,468.7	$1,761.9	6%	(12	) %

FOURTH QUARTER 2025 OUTLOOK

The following table outlines onsemi’s projected fourth quarter of 2025 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP***
Revenue	$1,480 to $1,580 million	-	$1,480 to $1,580 million
Gross Margin	36.9% to 38.9%	0.1%	37.0% to 39.0%
Operating Expenses	$296 to $311 million	$14 million	$282 to $297 million
Other Income and Expense (including interest), net	($7 million)	-	($7 million)
Diluted Earnings Per Share	$0.56 to $0.66	$0.01	$0.57 to $0.67
Diluted Shares Outstanding *	405 million	-	405 million

*
Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the convertible notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the hedge transactions entered concurrently with the 0% Notes, and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes, and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes, and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes is included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**
Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; restructuring-related cost of revenue charges; non-recurring facility costs; in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***
We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (ET) on November 3, 2025 to discuss this announcement and onsemi’s third quarter 2025 results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC.  All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.  Although the Company references its website in this news release, information on the website is not to be incorporated herein.
Krystal Heaton	Parag Agarwal
Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development
onsemi	onsemi
(480) 242-6943	(602) 244-3437
Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the fourth quarter of 2025. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025 (the “2024 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2024 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Quarters Ended			Nine Months Ended
	October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Revenue	$1,550.9	$1,468.7	$1,761.9	$4,465.3	$5,359.8
Cost of revenue	963.7	916.8	962.5	3,032.4	2,922.8
Gross profit	587.2	551.9	799.4	1,432.9	2,437.0
Gross margin	37.9%	37.6%	45.4%	32.1%	45.5%
Operating expenses:
Research and development	141.9	143.8	151.0	449.8	457.5
Selling and marketing	62.8	63.3	65.4	194.4	203.1
General and administrative	87.3	91.2	95.5	262.9	275.8
Amortization of intangible assets	11.2	11.0	13.0	33.6	38.5
Restructuring, asset impairments and other, net	19.6	49.2	29.1	608.1	103.0
Total operating expenses	322.8	358.5	354.0	1,548.8	1,077.9
Operating income (loss)	264.4	193.4	445.4	(115.9)	1,359.1
Other income (expense), net:
Interest expense	(17.7)	(17.9)	(15.7)	(53.6)	(47.0)
Interest income	22.7	25.2	28.6	74.5	83.6
Other income (expense)	3.6	1.5	(3.7)	9.2	(0.8)
Other income (expense), net	8.6	8.8	9.2	30.1	35.8
Income (loss) before income taxes	273.0	202.2	454.6	(85.8)	1,394.9
Income tax (provision) benefit	(17.7)	(30.5)	(51.9)	27.6	(200.1)
Net income (loss)	255.3	171.7	402.7	(58.2)	1,194.8
Less: Net income attributable to non-controlling interest	(0.3)	(1.4)	(1.0)	(2.6)	(1.9)
Net income (loss) attributable to ON Semiconductor Corporation	$255.0	$170.3	$401.7	$(60.8)	$1,192.9

Net income (loss) per share of common stock:
Basic	$0.63	$0.41	$0.94	$(0.15)	$2.79
Diluted	$0.63	$0.41	$0.93	$(0.15)	$2.75
Weighted average common shares outstanding:
Basic	406.9	414.6	427.0	414.3	428.1
Diluted	408.0	414.9	431.7	414.3	433.8

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in millions)

	October 3, 2025	July 4, 2025	December 31, 2024
Assets
Cash and cash equivalents	$2,472.5	$2,526.7	$2,691.3
Short-term investments	400.0	300.0	300.0
Receivables, net	943.4	927.0	1,160.1
Inventories	2,047.9	2,087.1	2,242.0
Assets held-for-sale	70.5	63.5	5.3
Other current assets	396.7	447.1	353.3
Total current assets	6,331.0	6,351.4	6,752.0
Property, plant and equipment, net	3,550.6	3,714.9	4,361.4
Goodwill	1,641.6	1,641.6	1,587.9
Intangible assets, net	289.5	296.9	257.9
Deferred tax assets	837.5	754.8	729.9
ROU financing lease assets	38.7	39.3	40.5
Other assets	321.3	327.3	360.2
Total assets	$13,010.2	$13,126.2	$14,089.8
Liabilities and Stockholders’ Equity
Accounts payable	$479.1	$474.3	$574.5
Accrued expenses and other current liabilities	730.8	790.0	760.0
Current portion of financing lease liabilities	0.5	0.4	0.3
Total current liabilities	1,210.4	1,264.7	1,334.8
Long-term debt	3,353.1	3,350.7	3,345.9
Deferred tax liabilities	41.1	39.9	37.6
Long-term financing lease liabilities	23.8	23.7	20.7
Other long-term liabilities	455.7	486.0	536.3
Total liabilities	5,084.1	5,165.0	5,275.3
ON Semiconductor Corporation stockholders’ equity:
Common stock	6.2	6.2	6.2
Additional paid-in capital	5,495.3	5,451.1	5,372.2
Accumulated other comprehensive loss	(54.4)	(50.4)	(62.4)
Accumulated earnings	8,060.1	7,805.1	8,120.9
Less: Treasury stock, at cost	(5,601.8)	(5,271.2)	(4,640.5)
Total ON Semiconductor Corporation stockholders’ equity	7,905.4	7,940.8	8,796.4
Non-controlling interest	20.7	20.4	18.1
Total stockholders’ equity	7,926.1	7,961.2	8,814.5
Total liabilities and stockholders’ equity	$13,010.2	$13,126.2	$14,089.8

ON SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarters Ended			Nine Months Ended
	October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Cash flows from operating activities:
Net income (loss)	$255.3	$171.7	$402.7	$(58.2)	$1,194.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	146.5	156.4	161.8	471.1	476.3
(Gain) loss on sale and disposal of fixed assets	(1.3)	(5.8)	4.1	(7.1)	5.1
Amortization of debt discount and issuance costs	2.9	2.8	3.6	8.6	9.2
Share-based compensation	38.2	34.4	32.7	106.5	98.0
Non-cash asset impairment charges	15.8	40.6	—	487.9	15.7
Change in deferred tax balances	(80.9)	(18.5)	(45.6)	(113.1)	(122.1)
Other	(3.1)	2.5	1.7	1.2	7.0
Changes in assets and liabilities	45.3	(199.8)	(95.2)	308.4	(357.3)
Net cash provided by operating activities	418.7	184.3	465.8	1,205.3	1,326.7
Cash flows from investing activities:
Payments for acquisition of property, plant, and equipment	(46.3)	(78.2)	(161.7)	(272.1)	(536.7)
Proceeds from sale of property, plant and equipment	0.1	6.5	0.3	6.8	0.6
Purchase of short-term investments	(250.0)	(300.0)	(300.0)	(800.0)	(750.0)
Proceeds from the maturity of short-term investments	150.0	250.0	450.0	700.0	450.0
Purchase of a business, net of cash acquired	—	—	(20.5)	(117.5)	(20.5)
Other	(5.0)	—	—	(5.0)	(1.5)
Net cash used in investing activities	(151.2)	(121.7)	(31.9)	(487.8)	(858.1)
Cash flows from financing activities:
Proceeds for the issuance of common stock under the ESPP	6.0	5.3	6.5	16.6	19.6
Payment of tax withholding for RSUs	(2.4)	(2.7)	(3.1)	(27.5)	(48.3)
Repurchase of common stock	(325.0)	(302.3)	(200.0)	(927.4)	(450.0)
Payment of finance lease obligations	(0.4)	(0.4)	(0.4)	(1.2)	(1.8)
Other	(0.4)	—	—	(0.4)	—
Net cash used in financing activities	(322.2)	(300.1)	(197.0)	(939.9)	(480.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.9)	1.9	2.4	3.0	(0.7)
Net increase (decrease) in cash, cash equivalents and restricted cash	(55.6)	(235.6)	239.3	(219.4)	(12.6)
Beginning cash, cash equivalents and restricted cash	2,529.6	2,765.2	2,233.1	2,693.4	2,485.0
Ending cash, cash equivalents and restricted cash	$2,474.0	$2,529.6	$2,472.4	$2,474.0	$2,472.4

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES
(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended
		October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Reconciliation of GAAP to non-GAAP gross profit:
GAAP gross profit		$587.2	$551.9	$799.4	$1,432.9	$2,437.0
Special items:
a)	Restructuring-related inventory and other charges	—	(1.9)	—	281.5	—
b)	Amortization of intangible assets	1.2	1.3	1.6	3.8	4.7
c)	Amortization of fair market value step-up of inventory	0.6	1.2	—	1.8	—
	Total special items	1.8	0.6	1.6	287.1	4.7
Non-GAAP gross profit		$589.0	$552.5	$801.0	$1,720.0	$2,441.7
Reconciliation of GAAP to non-GAAP gross margin:
GAAP gross margin		37.9%	37.6%	45.4%	32.1%	45.5%
Special items:
a)	Restructuring-related inventory and other charges	—%	(0.1)%	—%	6.3%	—%
b)	Amortization of intangible assets	0.1%	0.1%	0.1%	0.1%	0.1%
c)	Amortization of fair market value step-up of inventory	—%	0.1%	—%	—%	—%
	Total special items	0.1%	0.1%	0.1%	6.4%	0.1%
Non-GAAP gross margin		38.0%	37.6%	45.5%	38.5%	45.6%
Reconciliation of GAAP to non-GAAP operating expenses:
GAAP operating expenses		$322.8	$358.5	$354.0	$1,548.8	$1,077.9
Special items:
a)	Amortization of intangible assets	(11.2)	(11.0)	(13.0)	(33.6)	(38.5)
b)	Restructuring, asset impairments and other charges, net	(19.6)	(49.2)	(29.1)	(608.1)	(103.0)
c)	Third-party acquisition and divestiture-related costs	(0.8)	(0.6)	(7.4)	(3.7)	(9.2)
	Total special items	(31.6)	(60.8)	(49.5)	(645.4)	(150.7)
Non-GAAP operating expenses		$291.2	$297.7	$304.5	$903.4	$927.2
Reconciliation of GAAP to non-GAAP operating income:
GAAP operating income (loss)		$264.4	$193.4	$445.4	$(115.9)	$1,359.1
Special items:
a)	Restructuring-related inventory and other charges	—	(1.9)	—	281.5	—
b)	Amortization of intangible assets	12.4	12.3	14.6	37.4	43.2
c)	Restructuring, asset impairments and other charges, net	19.6	49.2	29.1	608.1	103.0
d)	Third-party acquisition and divestiture-related costs	0.8	0.6	7.4	3.7	9.2
e)	Amortization of fair market value step-up of inventory	0.6	1.2	—	1.8	—
	Total special items	33.4	61.4	51.1	932.5	155.4
Non-GAAP operating income		$297.8	$254.8	$496.5	$816.6	$1,514.5
Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):
GAAP operating margin		17.0%	13.2%	25.3%	(2.6)%	25.4%
Special items:
a)	Restructuring related inventory and other charges	—%	(0.1)%	—%	6.3%	—%
b)	Amortization of intangible assets	0.8%	0.8%	0.8%	0.8%	0.8%
c)	Restructuring, asset impairments and other charges, net	1.3%	3.3%	1.7%	13.6%	1.9%
d)	Third-party acquisition and divestiture-related costs	0.1%	—%	0.4%	0.1%	0.2%
e)	Amortization of fair market value step-up of inventory	—%	0.1%	—%	—%	—%
	Total special items	2.2%	4.1%	2.9%	20.8%	2.9%
Non-GAAP operating margin		19.2%	17.3%	28.2%	18.3%	28.3%
Reconciliation of GAAP to non-GAAP income before income taxes:
GAAP income (loss) before income taxes		$273.0	$202.2	$454.6	$(85.8)	$1,394.9
Special items:
a)	Restructuring-related inventory and other charges	—	(1.9)	—	281.5	—
b)	Amortization of intangible assets	12.4	12.3	14.6	37.4	43.2

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

		Quarters Ended			Nine Months Ended
		October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
c)	Restructuring, asset impairments and other charges, net	19.6	49.2	29.1	608.1	103.0
d)	Third-party acquisition and divestiture-related costs	0.8	0.6	7.4	3.7	9.2
e)	Amortization of fair market value step-up of inventory	0.6	1.2	—	1.8	—
	Total special items	33.4	61.4	51.1	932.5	155.4
Non-GAAP income before income taxes		$306.4	$263.6	$505.7	$846.7	$1,550.3
Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:
GAAP net income (loss) attributable to ON Semiconductor Corporation		$255.0	$170.3	$401.7	$(60.8)	$1,192.9
Special items:
a)	Restructuring-related inventory and other charges	—	(1.9)	—	281.5	—
b)	Amortization of intangible assets	12.4	12.3	14.6	37.4	43.2
c)	Restructuring, asset impairments and other charges, net	19.6	49.2	29.1	608.1	103.0
d)	Third-party acquisition and divestiture-related costs	0.8	0.6	7.4	3.7	9.2
e)	Amortization of fair market value step-up of inventory	0.6	1.2	—	1.8	—
f)	Adjustment to Income taxes	(32.1)	(10.4)	(29.0)	(162.5)	(47.9)
	Total special items	1.3	51.0	22.1	770.0	107.5
Non-GAAP net income attributable to ON Semiconductor Corporation		$256.3	$221.3	$423.8	$709.2	$1,300.4
GAAP net income (loss) for diluted earnings per share		$255.0	$170.3	$401.7	$(60.8)	$1,192.9
Non-GAAP net income for diluted earnings per share		$256.3	$221.3	$423.8	$709.2	$1,300.4
Reconciliation of GAAP to non-GAAP diluted shares outstanding:
GAAP diluted shares outstanding		408.0	414.9	431.7	414.3	433.8
Special items:
a)	Less: dilutive shares attributable to convertible notes	—	—	(4.1)	—	(4.2)
b)	Add: dilutive shares attributable to share-based awards	—	—	—	0.6	—
	Total special items	—	—	(4.1)	0.6	(4.2)
Non-GAAP diluted shares outstanding		408.0	414.9	427.6	414.9	429.6
Non-GAAP diluted earnings per share:
Non-GAAP net income for diluted earnings per share		$256.3	$221.3	$423.8	$709.2	$1,300.4
Non-GAAP diluted shares outstanding		408.0	414.9	427.6	414.9	429.6
Non-GAAP diluted earnings per share		$0.63	$0.53	$0.99	$1.71	$3.03
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities		$418.7	$184.3	$465.8	$1,205.3	$1,326.7
Special items:
a)	Payments for acquisition of property, plant and equipment	(46.3)	(78.2)	(161.7)	(272.1)	(536.7)
	Total special items	(46.3)	(78.2)	(161.7)	(272.1)	(536.7)
Free cash flow		$372.4	$106.1	$304.1	$933.2	$790.0

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

FREE CASH FLOW

	Quarters Ended
	December 31, 2024	April 4, 2025	July 4, 2025	October 3, 2025	Last Twelve Months
Net cash provided by operating activities	$579.7	$602.3	$184.3	$418.7	$1,785.0
Payments for acquisition of property, plant and equipment	(157.3)	(147.6)	(78.2)	(46.3)	(429.4)
Free cash flow	$422.4	$454.7	$106.1	$372.4	$1,355.6

Revenue	$1,722.5	$1,445.7	$1,468.7	$1,550.9	$6,187.8

ON SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)
(in millions, except per share and percentage data)

SHARE-BASED COMPENSATION

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan was as follows:

	Quarters Ended			Nine Months Ended
	October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Cost of revenue	$7.8	$6.1	$6.2	$19.9	$18.1
Research and development	7.3	6.3	6.1	19.9	18.2
Selling and marketing	5.7	4.9	4.8	15.3	15.4
General and administrative	17.4	17.1	15.6	51.4	46.3
Total share-based compensation	$38.2	$34.4	$32.7	$106.5	$98.0

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended			Nine Months Ended
	October 3, 2025	July 4, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Net cash provided by operating activities	$418.7	$184.3	$465.8	$1,205.3	$1,326.7
Free cash flow	$372.4	$106.1	$304.1	$933.2	$790.0
Cash paid for income taxes	$17.4	$65.0	$49.2	$103.9	$294.1

Depreciation and amortization	$146.5	$156.4	$161.8	$471.1	$476.3
Less: Amortization of intangible assets	12.4	12.3	14.6	37.4	43.2
Depreciation and amortization (excl. amortization of intangible assets)	$134.1	$144.1	$147.2	$433.7	$433.1

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, restructuring-related cost of revenue charges, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross profit and gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring-related cost of revenue charges, amortization of intangible assets, amortization of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating income and operating margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally speaking, restructuring-related cost of revenue charges, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges, asset impairments and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Net Income Attributable to ON Semiconductor Corporation and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to ON Semiconductor Corporation and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash and non-recurring items including, generally, the restructuring related cost of revenue charges, amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, asset impairments, gains and losses on debt prepayment, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these measures are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. For our non-GAAP reporting, we are utilizing a projected and normalized non-GAAP effective tax rate of 16%. We calculate this non-GAAP effective tax rate on an annual basis. We expect to use this normalized non-GAAP effective tax rate of 16% through 2025. Beginning in 2026 and for subsequent periods, we will utilize a normalized non-GAAP effective tax rate of 15%. We may update this non-GAAP effective tax rate at any time for a variety of reasons, including, but not limited to, the rapidly evolving global tax environment, significant changes in our geographic earnings mix or changes to our strategy or business operations. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

NON-GAAP MEASURES (Continued)

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our financial performance independent of the cash capital expenditures.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold.  In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.